Exhibit 3

                                     NAVISTAR FINANCIAL CORPORATION
                                            AND SUBSIDIARIES



                                  ARTICLES OF INCORPORATION AND BY-LAWS


     The following documents of Navistar Financial Corporation are incorporated herein by reference:

   3.1 Restated Certificate of Incorporation of Navistar Financial Corporation (as amended and in effect on December 15, 1987). Filed on Form 8-K dated December 17, 1987. Commission File No. 1-4146-l.

   3.2 The By-Laws of Navistar Financial Corporation (as amended February 29, 1988). Filed on Form 10-K dated January 19, 1989. Commission File No. 1-4146-1.































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